As filed with the Securities and Exchange Commission on May 14, 2026
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

Skyworks Solutions, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	04-2302115 (I.R.S. Employer Identification No.)
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617
(Address of Principal Executive Offices) (Zip Code)

2026 Long-Term Incentive Plan
(Full title of the plan)

Robert J. Terry
Senior Vice President, General Counsel and Secretary
Skyworks Solutions, Inc.
5260 California Avenue
Irvine, California 92617
(Name and address of agent for service)

(949) 231-3000
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Non-accelerated filer ☐
Accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
Item 1. Plan Information.
The information required by Item 1 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”) and the Note to Part I of Form S-8.
Item 2. Registrant Information and Employee Plan Annual Information.
The written statement required by Item 2 is omitted from this registration statement and included in documents sent or given to participants in the plan covered by this registration statement pursuant to Rule 428(b)(1) of the Securities Act and the Note to Part I of Form S-8.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this registration statement by reference:
(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as filed with the Commission on November 7, 2025, and Amendment No. 1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2025, as filed with the Commission on January 30, 2026;
(b) The Registrant’s Quarterly Reports on Form 10-Q for the fiscal quarter ended January 2, 2026, as filed with the Commission on February 5, 2026, and for the fiscal quarter ended April 3, 2026, as filed with the Commission on May 5, 2026;
(c) The Registrant’s Current Reports on Form 8-K as filed with the Commission on October 28, 2025, October 28, 2025 (Item 8.01 only), November 14, 2025, November 24, 2025, December 12, 2025, January 30, 2026, February 3, 2026 (Item 8.01 only), February 11, 2026, and May 5, 2026 (Item 8.01 only); and
(d) The description of common stock contained in the Registrant’s registration statement on Form 8-A filed under the Exchange Act, as the description therein has been updated and superseded by the description of common stock contained in Exhibit 4.2 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended September 27, 2019, filed on November 14, 2019, including any amendment or report filed for the purpose of updating such description.
All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.
Item 4. Description of Securities.
Not applicable.
Item 5. Interests of Named Experts and Counsel.
Not applicable.
Item 6. Indemnification of Directors and Officers.
Section 102 of the Delaware General Corporation Law allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant has included such a provision in Article Seventh of its Restated Certificate of Incorporation.
In addition, Article Fourteenth of the Registrant’s Restated Certificate of Incorporation provides that to the fullest extent permitted by law, no officer of the Registrant shall be liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as an officer, except for liability (i) for any breach of the officer’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for any transaction from which the officer derived an improper personal benefit, or (iv) for any action by or in the right of the Registrant.
Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.
Article III, Section 14 of the Registrant’s Fourth Amended and Restated By-laws provides that a director or officer of the Registrant:
A.    shall be indemnified by the Registrant against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in any action, suit or proceeding (other than an action by or in the right of the Registrant) brought against such person by virtue of his or her position as a director or officer of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; and
B.    shall be indemnified by the Registrant against all expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any action or suit by or in the right of the Registrant brought against such person by virtue of his or her position as a director or officer of the Registrant if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, other than with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the Registrant unless the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses.
In addition, Article III, Section 14 of the Registrant’s Fourth Amended and Restated By-laws provides that to the extent a director or officer has been successful, on the merits or otherwise, in defense of any action, suit or proceeding referred to in paragraphs A and B above, such person shall be indemnified by the Registrant against expenses (including attorneys’ fees) actually and reasonably incurred. Expenses will be advanced to a director or officer at such person’s request, provided that he or she undertakes to repay the amount received if it is ultimately determined that he or she is not entitled to indemnification for such expenses.
The Registrant has purchased directors’ and officers’ liability insurance which would indemnify its directors and officers against damages arising out of certain kinds of claims that might be made against them based on their negligent acts or omissions while acting in their capacity as such.
Item 7. Exemption from Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are incorporated herein by reference:

Exhibit No.	Description of Exhibit

4.1	Restated Certificate of Incorporation, as amended (1)

4.2	Fourth Amended and Restated By-laws (2)

5.1*	Opinion of Robert J. Terry, Esq.

23.1*	Consent of KPMG LLP

23.2*	Consent of Robert J. Terry, Esq. (included in Exhibit 5.1)

24.1*	Power of Attorney (included as part of the signature page of this registration statement)

99.1*	2026 Long-Term Incentive Plan

107*	Filing Fee Table
*    Filed herewith
(1) Incorporated by reference from the Registrant’s Annual Report on Form 10-K for the fiscal year ended October 3, 2025 filed with the Commission on November 7, 2025.
(2) Incorporated by reference from the Registrant’s Current Report on Form 8-K filed with the Commission on May 12, 2023.
Item 9. Undertakings.
1. Item 512(a) of Regulation S-K. The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. Item 512(b) of Regulation S-K. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
3. Item 512(h) of Regulation S-K. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, in the State of California, on May 14, 2026.

SKYWORKS SOLUTIONS, INC.
By:	/s/ Robert J. Terry
Robert J. Terry
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY AND SIGNATURES
We, the undersigned officers and directors of Skyworks Solutions, Inc., hereby severally constitute and appoint Philip Carter and Robert J. Terry and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us in our names in the capacities indicated below, the registration statement on Form S-8 filed herewith and any and all subsequent amendments to said registration statement, and generally to do all things in our names and on our behalf in such capacities to enable Skyworks Solutions, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any one of them, to said registration statement and any and all amendments thereto.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Philip G. Brace	Chief Executive Officer and President	May 14, 2026
Philip G. Brace	(Principal Executive Officer)

/s/ Philip Carter	Senior Vice President and Chief Financial Officer	May 14, 2026
Philip Carter	(Principal Financial and Accounting Officer)

/s/ Christine King	Chairman	May 14, 2026
Christine King

/s/ Alan S. Batey	Director	May 14, 2026
Alan S. Batey

/s/ Kevin L. Beebe	Director	May 14, 2026
Kevin L. Beebe

/s/ Eric J. Guerin	Director	May 14, 2026
Eric J. Guerin

/s/ Suzanne E. McBride	Director	May 14, 2026
Suzanne E. McBride

/s/ David P. McGlade	Director	May 14, 2026
David P. McGlade

/s/ Robert A. Schriesheim	Director	May 14, 2026
Robert A. Schriesheim

/s/ Maryann Turcke	Director	May 14, 2026
Maryann Turcke